UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

February 25, 2004

Date of Report (Date of earliest event reported)

U.S.I. Holdings Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-50041	13-3771733
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

555 Pleasantville Road

Briarcliff Manor, NY 10510

(Address of principal executive offices)

(914) 749-8500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 7.	Financial Statements and Exhibits.

(c) Exhibits. The following exhibit is filed herewith:

Exhibit No.	Description
99.1	U.S.I. Holdings Corporation (the “Company”) visual presentation titled “New Realities, New Solutions”, presented at the Merrill Lynch Global Insurance Investor Conference on February 25, 2004.

Item 9.	Regulation FD Disclosure.

Participation in the Merrill Lynch Insurance Investors’ Conference.

As announced in the Company’s February 17, 2004 press release, the Company participated in the Merrill Lynch Global Insurance Investor Conference on February 25, 2004. David L. Eslick, Chairman, President and Chief Executive Officer of the Company gave a presentation at the conference entitled “New Realities, New Solutions”. Exhibit 99.1 hereto includes the visual portion of the presentation. The audio presentation is available at http://www.usi.biz/merrill_lynch_conf.htm and will be accessible through Wednesday, March 24, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 25, 2004

U.S.I. HOLDINGS CORPORATION

By:	/s/ Ernest J. Newborn

Name: Ernest J. Newborn, II Title: Senior Vice President, General Counsel and Secretary